Exhibit 10.33

[ENTREMED LOGO]

www.entremed.com

August 23, 2006

Affymax, Inc. 4001 Miranda Avenue Palo Alto, California 94304
Attn:	Robert Naso, Ph.D. Executive Vice President, R&D
Re:
Fifth Extension of Letter Agreement

Dear Bob:

        I am writing with reference to the Letter Agreement between Affymax, Inc. ("Affymax") and EntreMed, Inc. ("EntreMed") dated as of September 20, 2004 (together with each of the exhibits thereto, the "Letter Agreement") and the related First Extension Letter dated as of August 23, 2005 between Affymax and EntreMed (the "First Extension Letter"), pursuant to which EntreMed and Affymax agreed to extend the Term of the Letter Agreement to December 31, 2005, and the subsequent Second Extension Letter dated as of December 19, 2005 between Affymax and EntreMed (the "Second Extension Letter"), pursuant to which EntreMed and Affymax agreed to further extend the Term of the Letter Agreement to February 28, 2006, and the subsequent Third Extension Letter dated as of February 28, 2006 between Affymax and EntreMed (the "Third Extension Letter"), pursuant to which EntreMed and Affymax agreed to further extend the Term of the Letter Agreement to May 31, 2006, and the subsequent Fourth Extension Letter dated as of May 24, 2006 between Affymax and EntreMed (the "Fourth Extension Letter"), pursuant to which EntreMed and Affymax agreed to further extend the Term of the Letter Agreement to August 31, 2006. All capitalized terms used but not defined herein shall have the meaning given to such terms in the Letter Agreement.

        As both parties would like to continue the Research Collaboration under the Letter Agreement, pending our current negotiations relating to a Co-Development Agreement, the Term of the Letter Agreement is agreed to be further extended until November 30, 2006. Both Affymax and EntreMed acknowledge and agree that, except as otherwise set forth in herein, all terms and conditions of the Letter Agreement, the First Extension Letter, the Second Extension Letter, the Third Extension Letter and the Fourth Extension Letter would remain unchanged and in full force and effect.

        Please confirm your agreement to extend the Terms of the Letter Agreement (including, without limitation, the period to enter into a Co-Development Agreement) to November 30, 2006, by countersigning this Letter and returning the countersigned letter to EntreMed.

Very truly yours,
EntreMed, Inc.
By:	/s/ MARC CORRADO
Name:	Marc Corrado
Title:	Vice President Corporate Development

ACCEPTED AND AGREED:
Affymax, Inc.
By:	/s/ ROBERT B. NASO
Name:	Robert B. Naso
Title:	Exec. V.P.
Date:	28 Aug 2006